Exhibit 24.2

RECRO PHARMA, INC.

REGISTRATION STATEMENT ON FORM S-1

POWER OF ATTORNEY

The undersigned, in her position as a director of Recro Pharma, Inc., hereby constitutes and appoints Gerri A. Henwood and Donna Nichols, as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her or him for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-1 (No. 333-201841), and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Executed as of this 23rd day of December 2015.

Signature	Title

/s/ Karen A. Flynn
Karen A. Flynn	Director